Exhibit 1

Transactions by the Reporting Persons in the Past 60 Days

The following table sets forth all unreported transactions with respect to the Common Stock effected in the last 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., Eastern Time, on April 6, 2026. Unless otherwise indicated, all such transactions were effected in the open market.

Person Effecting the Transaction	Transaction Date	Nature of Transaction	Securities Purchased or Sold	Price per Share
Clients of GVIC	2/5/2026	Purchase of Common Stock	28,842	$1.25(1)
Ms. Wilke	2/5/2026	Purchase of Common Stock	319	$1.25(1)
Clients of GVIC	2/6/2026	Purchase of Common Stock	532	$1.25(1)
Ms. Wilke	2/6/2026	Purchase of Common Stock	1,356	$1.25(1)
Clients of GVIC	2/9/2026	Purchase of Common Stock	2,693	$1.25(1)
Mr. Geygan	2/9/2026	Purchase of Common Stock	19,610	$1.25(1)
Ms. Wilke	2/9/2026	Purchase of Common Stock	580	$1.25(1)
Mr. Geygan	2/10/2026	Purchase of Common Stock	6,875	$1.25(1)
Mr. Geygan	2/11/2026	Purchase of Common Stock	9,393	$1.24(1)
Mr. Geygan	2/12/2026	Purchase of Common Stock	5,644	$1.25(1)
Mr. Geygan	2/13/2026	Purchase of Common Stock	1,992	$1.25(1)
Clients of GVIC	2/17/2026	Purchase of Common Stock	12,590	$1.29(1)
Mr. Jeffrey Geygan	2/17/2026	Purchase of Common Stock	27,936	$1.29(1)
Mr. James Geygan	2/17/2026	Purchase of Common Stock	440	$1.29(1)
Clients of GVIC	2/18/2026	Purchase of Common Stock	435	$1.31(1)
Clients of GVIC	2/19/2026	Purchase of Common Stock	38,020	$1.30(1)
Mr. Jeffrey Geygan	2/19/2026	Purchase of Common Stock	2,595	$1.30(1)
Mr. James Geygan	2/19/2026	Purchase of Common Stock	3,690	$1.30(1)
Ms. Geygan	2/19/2026	Purchase of Common Stock	2,165	$1.30(1)
Clients of GVIC	2/20/2026	Purchase of Common Stock	13,824	$1.30(1)
Mr. James Geygan	2/20/2026	Purchase of Common Stock	345	$1.30(1)
Clients of GVIC	2/23/2026	Purchase of Common Stock	16,319	$1.30(1)
Clients of GVIC	2/24/2026	Purchase of Common Stock	55,056	$1.32(1)
Mr. Rice	2/24/2026	Purchase of Common Stock	12,760	$1.32(1)
Clients of GVIC	2/25/2026	Purchase of Common Stock	1,758	$1.30(1)
Clients of GVIC	2/26/2026	Purchase of Common Stock	2,320	$1.30(1)
Clients of GVIC	2/27/2026	Purchase of Common Stock	5,241	$1.28(1)
Clients of GVIC	3/2/2026	Purchase of Common Stock	13,585	$1.30(1)
Ms. Geygan	3/2/2026	Purchase of Common Stock	6,190	$1.30(1)
Clients of GVIC	3/3/2026	Purchase of Common Stock	90,104	$1.30(1)
Clients of GVIC	3/4/2026	Purchase of Common Stock	10,390	$1.30(1)
Clients of GVIC	3/5/2026	Purchase of Common Stock	16,274	$1.30(1)
Clients of GVIC	3/6/2026	Purchase of Common Stock	20,747	$1.28(1)
Clients of GVIC	3/9/2026	Purchase of Common Stock	18,261	$1.30(1)
Clients of GVIC	3/10/2026	Purchase of Common Stock	5,712	$1.30(1)
Clients of GVIC	3/11/2026	Purchase of Common Stock	53,297	$1.34(1)
Clients of GVIC	3/17/2026	Purchase of Common Stock	5,431	$1.30(1)
Clients of GVIC	3/18/2026	Purchase of Common Stock	108,142	$1.33(1)
Mr. Jeffrey Geygan	3/18/2026	Purchase of Common Stock	11,535	$1.33(1)
Ms. Wilke	3/18/2026	Purchase of Common Stock	835	$1.33(1)
Clients of GVIC	3/19/2026	Purchase of Common Stock	22,631	$1.30(1)
Clients of GVIC	3/19/2026	Sale of Common Stock	2,810	$1.31(1)
Clients of GVIC	3/20/2026	Purchase of Common Stock	81,325	$1.34(1)

Clients of GVIC	3/25/2026	Purchase of Common Stock	89,754	$1.29(1)
Ms. Wilke	3/25/2026	Purchase of Common Stock	3,555	$1.29(1)
Clients of GVIC	3/26/2026	Purchase of Common Stock	482,276	$1.35(1)
Mr. Rice	3/26/2026	Purchase of Common Stock	3,450	$1.35(1)
Clients of GVIC	3/27/2026	Purchase of Common Stock	507,416	$1.27(1)
Clients of GVIC	3/30/2026	Purchase of Common Stock	9,216	$1.34(1)
Clients of GVIC	3/31/2026	Purchase of Common Stock	5,208	$1.35(1)

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(1)
This transaction price represents the weighted-average price of the shares transacted on each respective day. Upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, the Reporting Persons will provide full information regarding the number of shares transacted at each separate price within the range set forth in this Statement.